Exhibit 99.1

Black Ridge Oil & Gas Completes Williston Basin Acquisition

MINNETONKA, MN – December 16, 2013 – Black Ridge Oil & Gas, Inc. (the “Company”) (OTCQB: ANFC), a well-positioned exploration and production (E&P) company focused on non-operated Bakken and Three Forks properties, today announced the closing of its previously announced acquisitions in the Williston Basin (“Corral Creek Acquisition”).

On December 13, 2013, the Company completed the acquisition of certain producing oil and gas wells and development acreage in the Williston Basin for $20.6 million, including net purchase price adjustments of $0.1 Million. The effective date for the Corral Creek Acquisition was October 1, 2013.

Black Ridge Oil & Gas funded the Corral Creek Acquisition with proceeds from its re-determined senior secured credit facility with Cadence Bank, N.A., its second lien credit facility with Chambers Energy Capital, L.P., and cash on hand. At closing, Cadence increased the Company’s borrowing base from $7.0 million to $18.0 million.

Ken DeCubellis, Black Ridge's Chief Executive Officer, said: “Closing this transaction marks a key milestone in our Company’s growth plan. We expect to end 2013 with 4.7 net wells in production, which is approximately 100% growth over the net wells in production at year end 2012. The Company also has approximately 1.55 net wells preparing to drill, drilling, or awaiting completion. This robust drilling activity sets the table for continued production growth in 2014.”

DeCubellis was interviewed by Oil & Gas 360® to discuss the near-term benefits and details of the Corral Creek Acquisition. The interview can be found on the Black Ridge website and www.oilandgas360.com.

Cautionary Statement as to Forward-Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect the Company’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, acquisition and investment opportunities available to the Company, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's business that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

About the Company

Black Ridge Oil & Gas, Inc. is an oil and gas exploration and production company based in Minnetonka, Minnesota. Black Ridge's focus is exclusive to the Williston Basin Bakken and Three Forks trend in North Dakota and Montana. For additional information, visit the Company's website at www.blackridgeoil.com.

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Contact

Black Ridge Oil & Gas, Inc.

Ken DeCubellis, Chief Executive Officer

952-426-1241

www.blackridgeoil.com